EXHIBIT 10.1

PENNANTPARK SENIOR SECURED LOAN FUND I LLC

LIMITED LIABILITY COMPANY AGREEMENT

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS. THEY ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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pennantpark senior secured loan fund i llc

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement, dated as of May 4, 2017, of PennantPark Senior Secured Loan Fund I LLC (the “Company”) is entered into by and between PennantPark Floating Rate Capital Ltd. and Trinity Universal Insurance Company (each, a “Member” and collectively, the “Members”).

WHEREAS, the Members desire to form a co-managed limited liability company under the Act (as defined below) for the purposes and pursuant to the terms set forth herein;

NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“1940 Act” has the meaning set forth in Section 7.1(f)(ii).

“Acceptance Period” has the meaning set forth in Section 7.1(g)(ii).

“Act” means the Limited Liability Company Act of the State of Delaware, as from time to time in effect.

“Administrative Agent” means PennantPark Investment Administration, LLC or any other entity retained by the Company with Prior Board Approval to perform administrative services for the Company.

“Administration Agreement” means the Administration Agreement between the Company and the Administrative Agent, as amended from time to time in accordance with the terms hereof.

“Advisers Act” has the meaning set forth in Section 6.13(b).

“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Agreement” means this Limited Liability Company Agreement, as amended from time to time in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Board Approval” means, as to any matter requiring Board Approval hereunder, the unanimous approval or subsequent ratification of a quorum of the Directors.

“Capital Account” means, as to a Member, the capital account maintained on the books of the Company for such Member in accordance with the terms hereof.

“Capital Commitment” means, as to each Member, the total amount set forth in such Member’s Subscription Agreement delivered herewith and on the Member List, which is contributed and/or agreed to be contributed to the Company by such Member as a Capital Contribution.

“Capital Contribution” means, as to each Member, the aggregate amount of cash actually contributed to the equity capital of the Company by such Member or the fair market value of any property contributed to the equity capital of the Company by such Member (as determined by Prior Board Approval), each in accordance with the terms hereof.

“Certificate of Formation” means the certificate of formation of the Company filed under the Act, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the recitals.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default Date” has the meaning set forth in Section 3.3(a).

“Defaulting Member” has the meaning set forth in Section 3.3(a).

“Director” means each Person elected, designated or appointed to serve as a member of the Board.

“Election to Purchase” has the meaning set forth in Section 8.3(e).

“Entire Interest” means all of a Member’s interests in the Company, including the Member’s transferable interest and all management and other rights.

“Expenses” means all costs and expenses, of whatever nature, directly or indirectly borne by the Company, including expenses under the Administration Agreement.

“GAAP” means United States generally accepted accounting principles, in effect from time to time.

“GAAP Profit or GAAP Loss” means, as to any transaction or fiscal period, the net income or loss of the Company under GAAP.

“Investment” means an investment of any type held, directly or indirectly, by the Company, other than interests in Subsidiaries.

“Investment Committee” means a committee consisting of two PFLT IC Representatives and two Trinity IC Representatives.

“LIBOR Rate” means the one-month London InterBank Offered Rate, which for purposes hereof shall be deemed to equal for each day of a calendar month such rate as of the first day of such month.

“Loss” has the meaning set forth in Section 6.15(a).

“Member” and “Members” have the meaning set forth in the recitals and also includes any Person that becomes a Member of the Company after the date hereof under the terms of this Agreement.

“Member List” has the meaning set forth in Section 2.7.

“Notice of Intent” has the meaning set forth in Section 7.1(g)(i).

“Organization Costs” means all out-of-pocket costs and expenses reasonably incurred directly by the Company or for the Company by a Member or its Affiliates in connection with the formation and capitalization of the Company and the preparation by the Company to commence its business operations.

“Person” means an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.

“PFLT” means PennantPark Floating Rate Capital Ltd., or any Person substituted for PennantPark Floating Rate Capital Ltd. as a Member pursuant to the terms of this Agreement.

“PFLT IC Representative” means a Person designated by PFLT to act as its representative in approving or disapproving matters requiring Prior Investment Committee Approval hereunder. PFLT may designate, remove, or designate a successor to, a PFLT IC Representative by written notice thereof to Trinity.

“Portfolio Company” means, with respect to any Investment, any Person that is the issuer of any securities or the debtor under any loan or other debt obligations that is the subject of such Investment. For the avoidance of doubt, Subsidiaries are not Portfolio Companies.

“Prior Board Approval” means, as to any matter requiring Prior Board Approval hereunder, the unanimous prior approval of a quorum of the Directors.

“Prior Investment Committee Approval” means, as to any matter requiring Prior Investment Committee Approval hereunder, the unanimous prior approval of a quorum of the members of the Investment Committee.

“Proceeding” has the meaning set forth in Section 6.15(a).

“Profit or Loss” means, as to any transaction or fiscal period, the GAAP Profit or GAAP Loss with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 9.5, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value; and provided further, that GAAP Profit or GAAP Loss may be adjusted with Board Approval to amortize Organization Costs over four years.

“Proportionate Share” means, as to any Member, the percentage that its Capital Account represents of all Capital Accounts.

“Sale Period” has the meaning set forth in Section 7.1(g)(iii).

“SEC” means the U.S. Securities and Exchange Commission.

“Subscription Agreement” means any subscription agreement entered into by any Member in respect of its Capital Commitment.

“Subsidiary” as to the Company, means any Affiliate Controlled by the Company directly, or indirectly through one or more intermediaries.

“Tax Liability” has the meaning set forth in Section 6.16(b).

“Tax Matters Member” has the meaning set forth in Section 6.16(a).

“Temporary Advance” has the meaning set forth in Section 3.2.

“Temporary Advance Rate” means, with respect to any period, the rate equal to (i) the sum of the average LIBOR Rate during such period (expressed as an annual rate) plus eight percent (8.00%) per annum, multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365; provided that the Temporary Advance Rate for any Temporary Advance outstanding for less than three (3) business days shall equal zero.

“Transfer” or “transfer” means, with respect to any Member’s interest in the Company, the direct or indirect sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, exchange or other disposition of any part or all of such interest, whether or not for value and whether such disposition is voluntary, involuntary, by operation of law or otherwise, and a “transferee” or “transferor” means a Person that receives or makes a transfer.

“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

“Trinity” means Trinity Universal Insurance Company, or any Person substituted for Trinity as a Member pursuant to the terms of this Agreement.

“Trinity IC Representative” means a Person designated by Trinity to act as its representative in approving or disapproving matters requiring Prior Investment Committee Approval hereunder. Trinity may designate, remove, or designate a successor to, a Trinity IC Representative by written notice thereof to PFLT.

“Value” means, as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of such assets determined in accordance with Section 9.5.

ARTICLE 2
GENERAL PROVISIONS

Section 2.1 Formation of the Limited Liability Company.  The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation with the office of the Secretary of State of the State of Delaware. The Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties, obligations and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement.

Section 2.2 Company Name.  The name of the Company shall be “PennantPark Senior Secured Loan Fund I LLC,” or such other name as approved by Prior Board Approval.

Section 2.3 Place of Business; Agent for Service of Process.

(a)     The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, or such other place as the Members may designate. The name of its registered agent for service at such address is The Corporation Trust Company or such other Person as the Members may designate.

(b)     The initial principal business office of the Company shall be at 590 Madison Avenue, 15th Floor, New York, New York 10022.

Section 2.4 Purpose and Powers of the Company.

(a)     The purpose and business of the Company shall be (i) to make Investments, either directly or indirectly, as may be approved from time to time in accordance with the terms hereof and (ii) to engage in any other lawful acts or activities as the Board deems reasonably necessary or advisable for which limited liability companies may be organized under the Act.

(b)     Subject to any limitations in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 2.4(a).

(c)     The Company may enter into and perform Subscription Agreements between the Company and each Member, without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement (other than Section 3.1(a) hereof), the Act or any other applicable law, rule or regulation; provided that (i) the Capital Commitment of PFLT under any such Subscription Agreement shall equal 87.5% of the total Capital Commitments made under all such Subscription Agreements and (ii) the Capital Commitment of Trinity under any such Subscription Agreement shall equal 12.5% of the total Capital Commitments made under all such Subscription Agreements.

Section 2.5 Fiscal Year.  The fiscal year of the Company shall be the period ending on September 30 of each year.

Section 2.6 Liability of Members.  Except as expressly provided in this Agreement, including with respect to the requirement to make Capital Contributions, a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only to the extent required by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of such distribution to the extent, and only to the extent, required by the Act.

Section 2.7 Member List.  The Administrative Agent shall maintain a list (the “Member List”) setting forth, with respect to each Member, such Member’s name, address, Capital Commitment, Capital Contributions and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information therein. Any reference in this Agreement to the Member List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List as a result of changes to the information set forth therein made in accordance with the terms of this Agreement or to evidence the making of Capital Commitments and/or Capital Contributions shall not constitute an amendment of this Agreement.

ARTICLE 3
COMPANY CAPITAL AND INTERESTS

Section 3.1 Capital Commitments.

(a)     Each Member’s Capital Commitment shall be set forth on the Member List and in such Member’s Subscription Agreement and shall be payable in cash in U.S. dollars, or, with Prior Board Approval, other property.  Following the approval of any Investment by the Investment Committee or Prior Board Approval of a Capital Contribution, the Administrative Agent shall issue a notice to each Member setting forth the terms of the associated Capital Contribution, including the payment date (provided that notice shall be provided no less than three (3) business days prior to the payment date). Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments.

(b)     Capital Contributions which are not used within forty-five (45) business days shall be returned to the Members in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article 3.

Section 3.2 Temporary Advances.  A Member, in its discretion, may make loans of cash or other property (“Temporary Advances”) to temporarily fund the Company until Capital Contributions are made by the Members as set forth in Section 3.1. Such Temporary Advances plus interest at the Temporary Advance Rate shall be repaid in cash from the other Member’s Capital Contributions under Section 3.1, with any unreturned Temporary Advances plus interest at the Temporary Advance Rate paid as set forth in Section 5.1.

Section 3.3 Defaulting Members.

(a)     Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of such Member’s Capital Commitment within ten (10) business days after written notice from the other Member (the “Default Date”) that such payment is overdue, the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if such failure has not been cured in full within such ten-business day period:

(i)          collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have; and

(ii)         upon ten (10) business days’ written notice (which period may commence during the ten-business day notice period provided above), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article 8.

Except as set forth below, the non-defaulting Member’s election to pursue any one of such remedies shall not be deemed to preclude such Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently.

(b)     Notwithstanding any provision of this Agreement to the contrary,

(i)          a Defaulting Member shall remain fully liable to the creditors of the Company to the extent provided by law as if such default had not occurred and shall remain subject to Section 2.6;

(ii)         a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured and any such distributions to which such Defaulting Member would otherwise have been entitled if such default had not occurred shall be debited against the Capital Account of the Defaulting Member so as to reduce the remaining amount of the default; and

(iii)        the Company shall not make new Investments after the Default Date until the default is cured.

Section 3.4 Interest or Withdrawals.  No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance.

Section 3.5 Admission of Additional Members.

(a)     The Members may, with Prior Board Approval, (i) admit additional Members upon terms approved by Prior Board Approval, (ii) permit existing Members to subscribe for additional interests in the Company and (iii) admit a substitute Member in accordance with Section 7.1.

(b)     Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members whereby such Member becomes a party to this Agreement, as well as a subscription agreement and any other documents reasonably required by the Board. Each such additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein. Upon the admission of or the increase in the interest of any Member as herein provided, the Administrative Agent shall update the Member List, to reflect such admission or increase.

ARTICLE 4
ALLOCATIONS

Section 4.1 Capital Accounts.

(a)     A Capital Account shall be maintained for each Member consisting of such Member’s Capital Contributions, increased or decreased by Profit or Loss allocated to such Member, decreased by the cash or Value of property distributed to such Member (giving net effect to any liabilities the property is subject to, or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrative Agent determines that it is prudent to modify the manner in which Capital Accounts, including all debits and credits thereto, are computed in order to be maintained consistent with this Agreement, the Administrative Agent is authorized to make such modifications to the extent that they do not result in a material adverse effect to any Member. For U.S. federal income tax purposes, Capital Accounts shall be maintained in a manner consistent with the Code and applicable Treasury Regulations.

(b)     Profit or Loss shall be allocated among Members as of the end of each fiscal year of the Company; provided that Profit or Loss shall also be allocated at the end of (i) each period terminating on the date of any withdrawal by any Member, (ii) each period terminating immediately before the date of any admission or increase in Capital Commitment of any Member, (iii) the liquidation of the Company, or (iv) any period which is determined by Board Approval to be appropriate. Organization Costs shall be amortized over four (4) years or such other period deemed appropriate by Board Approval.

Section 4.2 Allocations.  Profit or Loss shall be allocated among the Members as provided by this Section 4.2. Profit shall be allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member (or any transferee of any Member) equals the cumulative amount of loss previously allocated to such Member (or any transferee of such member) and (ii) thereafter pro rata in accordance with the Members’ Capital Accounts. Loss (after taking into account any interest expense incurred on Temporary Advances) shall be allocated among the Members pro rata in accordance with their Capital Accounts.

Section 4.3 Changes of Interests.  For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Company interest, or between any Members whose relative Company interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and selected by Prior Board Approval. Distributions with respect to an interest in the Company shall be payable to the owner of such interest on the date of distribution. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of an interest in the Company or to a Member whose interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred interest or increase of interest shall be deemed allocated and made to the permitted transferee or other holder.

Section 4.4 Income Taxes and Tax Capital Accounts.

(a)     The Company shall be treated as a partnership for U.S. federal income tax purposes.

(b)     Each item of income, gain, loss, deduction or credit determined in accordance with the Code and the applicable Treasury Regulations shall be allocated in the same manner as such item is allocated pursuant to Section 4.2 or Section 4.3, as appropriate.

(c)     The allocation methodology set forth in Article IV is intended to comply with certain requirements of the Treasury Regulations. In the event of any variation between the adjusted tax basis and value of any Company property reflected in the Members’ Capital Accounts maintained for federal income tax purposes, such variation shall be taken into account in allocating taxable income or loss for income tax purposes in accordance with, and to the extent consistent with, the principles under Section 704 of the Code and applicable Treasury Regulations. A decision to use a method to allocate such variation pursuant to Treasury Regulation Section 1.704-3 shall be considered a tax election requiring Prior Board Approval.

(d)      Notwithstanding anything to the contrary herein, if the Code or Treasury Regulations require an adjustment to be made to a Capital Account of a Member, or some other event or events occurs or occur necessitating or justifying, in the Board’s judgment, an adjustment deemed equitable to the Board, the Board shall make such adjustment in the determination and allocation among the Members of Capital Accounts, or items of income, deduction, gain, loss for tax purposes, accounting procedures or such other financial or tax items as shall equitably take into account such event and applicable provisions of law, and the determination thereof in the sole discretion of the Board shall be final and conclusive as to all of the Members.

ARTICLE 5
DISTRIBUTIONS

Section 5.1 General.

(a)     To the extent of available cash and cash equivalents, the Company shall make distributions in such amounts and at such times as determined by Prior Board Approval, to the Members in accordance with Section 5.1(b) below; provided that the amount of any such distribution may be reduced as provided by Section 5.2 and Section 5.3.

(b)     Any distribution under this Section 5.1 shall be shared among the Members as follows:

(i)          First, to pay any outstanding Temporary Advances and any interest accrued thereon; and

(ii)         Second, to the Members as distributions in respect of their interests in the Company in proportion to their respective Capital Accounts.

Section 5.2 Withholding.  The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax, including any interest, penalties or additions with respect thereto, imposed on any interest or income of or distributions to such Member, and such withheld amount shall be considered an interest payment or a distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member, payable by such Member by withholding from subsequent distributions or within seven (7) business days after receiving written request for payment from the Company.

Section 5.3 Certain Limitations.  Notwithstanding the foregoing provisions:

(a)     In no event shall the Company make a distribution to the extent that it would (i) render the Company insolvent or (ii) violate Section 18-607(a) of the Act or other applicable law.

(b)     Any distributions shall require Prior Board Approval and shall be made in cash or, in the sole discretion of the Board, in-kind in such Company assets as may be selected by the Board in its sole discretion. Distributions shall be made on a pro rata basis to all Members (in proportion to their respective Capital Accounts), provided, that the value of any asset distributed in-kind shall equal the fair market value of such asset on the date of distribution as determined by Prior Board Approval, and, provided, further, that, for the avoidance of doubt, the Board shall not be required to distribute the same Company assets to each Member. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 9.5 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 9.5.

ARTICLE 6
MANAGEMENT OF COMPANY

Section 6.1 Management Generally.

(a)     The management of the Company and its business and affairs shall be vested in the Board. The Board shall act as the “manager” of the Company for the purposes of the Act and the Members shall not manage or control the business and affairs of the Company except where required by non-waivable provisions of applicable law or this Agreement. Matters requiring Prior Board Approval or Board Approval are set forth in further detail in Schedule A hereto, which is incorporated by reference herein.

(b)     Notwithstanding the foregoing, Prior Investment Committee Approval, rather than Prior Board Approval or Board Approval, shall be required for the matters detailed in Schedule B hereto.

(c)     The Company is entering into the Administration Agreement with the Administrative Agent, pursuant to which certain functions are provided by the Administrative Agent. The Members agree that the Administration Agreement is hereby approved by the Members; provided, that any subsequent amendments to the Administration Agreement shall require Prior Board Approval.  The function of the Administrative Agent shall be non-discretionary and administrative only.

Section 6.2 Board of Directors.

(a)     The Members may determine at any time by mutual agreement the number of Directors to constitute the Board and the authorized number of Directors may be increased or decreased by the Members at any time by mutual agreement, upon notice to all Directors; provided that at all times each Member has an equal number of Directors on the Board. The initial number of Directors shall be four (4), and each Member shall elect, designate or appoint two (2) Directors. Each Director elected, designated or appointed by a Member shall hold office until a successor is elected and qualified by such Member or until such Director’s earlier death, resignation, expulsion or removal.

(b)     Subject to matters requiring Board Approval and Prior Board Approval, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board shall have the authority to bind the Company.

Section 6.3 Meetings of the Board of Directors.  The Board may hold meetings, both regular and special, within or outside the State of Delaware. Meetings of the Board may be called by any Director on not less than 24 hours’ notice to each Director by telephone, facsimile, mail, email or any other similar means of communication, with such notice stating the place, date, time and other necessary details of the meeting (and the means by which each Director may participate by telephone or video conference) and the purpose or purposes for which such meeting is called. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.4 Quorum; Acts of the Board.

(a)     At all meetings of the Board: (i) the presence of two (2) Directors shall constitute a quorum for the transaction of business, provided that at least one (1) Director is present that was elected, designated or appointed by each Member; (ii) the presence of three (3) Directors shall constitute a quorum for the transaction of business, provided that the Director that was elected, designated or appointed by the Member with only one (1) Director present shall be entitled to cast two votes on each matter and (iii) the presence of four (4) Directors shall constitute a quorum, provided that two (2) Directors are present that were elected, designated or appointed by each Member. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)     Every act or decision done or made by the Board shall require the unanimous approval of all Directors present at a meeting duly held at which a quorum is present. The Company shall not have the authority without Prior Board Approval to approve or undertake any item set forth in Section 1 of Schedule A hereto (as such schedule may be amended from time to time with Prior Board Approval). Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without notice and without a vote if: (i) two (2) Directors entitled to vote with respect to the subject matter thereof consent thereto in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board, provided that one (1) Director elected, designated or appointed by each Member provides such consent; or (ii) all Directors entitled to vote with respect to the subject matter thereof consent thereto in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board.

Section 6.5 Investment Committee.

(a)     The Members may determine at any time by mutual agreement the number of members of the Investment Committee and the authorized number of members of the Investment Committee may be increased or decreased by the Members at any time by mutual agreement, upon notice to all members of the Investment Committee; provided that at all times each Member has an equal number of members of the Investment Committee. The initial number of members of the Investment Committee shall be four (4), and each Member shall elect, designate or appoint two (2) members of the Investment Committee. Each member of the Investment Committee elected, designated or appointed by a Member shall hold office until a successor is elected and qualified by such Member or until such individual’s earlier death, resignation, expulsion or removal.

(b)     Subject to matters requiring Prior Board Approval or Board Approval, the Investment Committee shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Investment Committee shall have the authority to bind the Company.

Section 6.6 Meetings of the Investment Committee.  The Investment Committee may hold meetings, both regular and special, within or outside the State of Delaware. Meetings of the Investment Committee may be called by any Member on not less than 24 hours’ notice to each member of the Investment Committee by telephone, facsimile, mail, email or any other similar means of communication, with such notice stating the place, date, time and other necessary details of the meeting (and the means by which each member of the Investment Committee may participate by telephone or video conference) and the purpose or purposes for which such meeting is called.

Section 6.7 Quorum; Acts of the Investment Committee.

(a)     At all meetings of the Board or Investment Committee: (i) the presence of two (2) members shall constitute a quorum for the transaction of business, provided that at least one (1) member is present that was elected, designated or appointed by each Member; (ii) the presence of three (3) members shall constitute a quorum for the transaction of business, provided that the member that was elected, designated or appointed by the Member with only one (1) member present shall be entitled to cast two votes on each matter and (iii) the presence of four (4) members shall constitute a quorum, provided that two (2) members are present that were elected, designated or appointed by each Member. If a quorum shall not be present at any meeting of the Investment Committee, the members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)     Every act or decision done or made by the Investment Committee shall require the unanimous approval of all members present at a meeting duly held at which a quorum is present. Any action required or permitted to be taken at any meeting of the Investment Committee may be taken without a meeting, without notice and without a vote if: (i) two (2) members entitled to vote with respect to the subject matter thereof consent thereto in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Investment Committee, provided that one (1) member elected, designated or appointed by each Member provides such consent; or (ii) all members entitled to vote with respect to the subject matter thereof consent thereto in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Investment Committee.

Section 6.8 Electronic Communications.  Members of the Board and Investment Committee may participate in meetings of the Board or Investment Committee, as the case may be, by means of telephone or video conference, and such participation in a meeting shall constitute presence in person at the meeting to the extent permissible by applicable law. If all the participants are participating by telephone or video conference, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.9 Compensation; Expenses.  The Directors and members of the Investment Committee will not receive any compensation for their service as Director or member of the Investment Committee, as applicable. However, the Directors and members of the Investment Committee shall be reimbursed for their reasonable out-of-pocket expenses, if any, of attendance at meetings of the Board or Investment Committee, as the case may be.

Section 6.10 Removal and Resignation; Vacancies.  Unless otherwise restricted by law, any Director or member of the Investment Committee may be removed or expelled, with or without cause, at any time solely by the Member that elected, designated or appointed such individual. Any Director or member of the Investment Committee may resign at any time by giving written notice to the Member who elected, designated or appointed such individual. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy caused by removal or expulsion of a Director or member of the Investment Committee or the resignation of a Director or member of the Investment Committee in accordance with this Section 6.10 shall be filled solely by the action of the Member who previously elected, designated or appointed such individual in order to fulfill the Board composition requirements of Section 6.2(a) and Investment Committee composition requirements of Section 6.5(a).

Section 6.11 Directors as Agents.  To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board expressly authorizing such action, which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement, an individual Director may not bind the Company.

Section 6.12 Duties of Board, PFLT IC Representatives and Trinity IC Representatives.  To the extent that, at law or in equity, a Director of the Company or a PFLT IC Representative or Trinity IC Representative has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such individual acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of such individual otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such individual.

Section 6.13 Reliance by Third Parties.  Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, a Director, an officer or any other Person delegated by Board Approval, Prior Board Approval or Prior Investment Committee Approval, as applicable, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section shall not be deemed to limit the liabilities and obligations of such Person to seek Board Approval, Prior Board Approval or Prior Investment Committee Approval in accordance with the terms of this Agreement.

Section 6.14 Members’ Outside Transactions; Investment Opportunities.

(a)     Each Member shall devote such time and effort as is reasonably necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

(b)     The Administrative Agent and its Affiliates manage, advise and/or administer other investment funds and other accounts and may manage, advise and/or administer additional funds and other accounts in the future, some of which may have similar mandates as the Company. The Administrative Agent and its Affiliates are subject to the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules, regulations and interpretations thereof, with respect to the allocation of investment opportunities among such other investment funds and other accounts and the Company. Except for any obligations under the Advisers Act, neither the Administrative Agent nor its Affiliates shall be obligated to offer any investment opportunity, or portion thereof, to the Company.

(c)     Subject to the foregoing provisions of this Sections 6.14 and other provisions of this Agreement, each of the Members, the Administrative Agent and each of their respective Affiliates and members may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including the formation and management of other investment funds, with or without the same or similar purposes as the Company, and the ownership of and investment in securities, and neither the Company nor any other Member shall have any right in or to any such activities or the income or profits derived therefrom.

Section 6.15 Indemnification.

(a)     Subject to the limitations and conditions as provided in this Section 6.15, each Person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a Director, PFLT IC Representative or Trinity IC Representative, or a representative, officer, director or employee thereof, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including judgments, penalties (including excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees)) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Loss”), unless such Loss shall have been primarily the result of bad faith, gross negligence, fraud or intentional misconduct by the Person seeking indemnification hereunder, in which case such indemnification shall not cover such Loss to the extent resulting from such gross negligence, fraud or intentional misconduct. A Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder shall continue to be entitled to indemnity hereunder. The rights granted pursuant to this Section 6.15 shall be contract rights to the indemnified Persons hereunder, and no amendment, modification or repeal of this Section 6.15 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any such amendment, modification or repeal. To the fullest extent permitted by law, no Person entitled to indemnification under this Section 6.15 shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute bad faith, gross negligence, fraud or intentional misconduct. In addition, any Person entitled to indemnification under this Section 6.15 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel.

(b)     The right to indemnification conferred in Section 6.15(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 6.15(a) who was, is or is threatened to be made, a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Person to repay all amounts so advanced if it shall be finally adjudicated that such indemnified Person is not entitled to be indemnified under this Section 6.15 or otherwise.

(c)     The Company, with Prior Board Approval, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to a Member under Sections 6.15(a) and (b).

(d)     The right to indemnification and the advancement and payment of expenses conferred in this Section 6.15 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 6.15 may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

(e)     The indemnification rights provided by this Section 6.15 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 6.15.

Section 6.16 Tax Matters Member.

(a)      PFLT is hereby designated, and shall serve as, the “tax matters partner” (as defined in Section 6231 of the Code) or, after the effective date of Section 1101 of the Bipartisan Budget Act of 2015 (or any successor or similar provision of federal, state or local law), the “partnership representative” (in such capacity, the “Tax Matters Member”). The provisions of this Section 6.16 shall apply to all actions taken on behalf of the Members by the Tax Matters Member in its capacity as such. The Tax Matters Member shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner of the Company. The Tax Matters Member shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Tax Matters Member on behalf of the Company as Tax Matters Member shall be reimbursed by the Company. In the event the Tax Matters Member receives notice of a final Company adjustment under Section 6223(a) of the Code, it shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Members on the date such petition is filed, or (ii) mail a written notice to all Members within such period that describes its reasons for determining not to file such a petition. Each Member shall be a “notice partner” within the meaning of Section 6231(a)(8) of the Code. For the avoidance of doubt, the Tax Matters Member shall not take any action requiring Prior Board Approval or Prior Investment Committee Approval prior to such Prior Board Approval or Prior Investment Committee Approval, as applicable, being obtained.

(b)      If the Company is subject to any tax liability imposed under Subchapter C of Chapter 63 of the Code, as well as any related interest, penalties, or other charges or expenses (collectively, a “Tax Liability”), the Board (or the Tax Matters Member, in consultation with the Board) shall allocate among the Members any Tax Liability in a manner it determines to be fair and equitable and the Capital Accounts hereunder by deducting amounts from Capital Accounts or reducing amounts otherwise distributable to Members, taking into account any modifications attributable to a Member pursuant to Section 6225(c) of the Code and any similar state and local authority.  To the extent that a portion of a Tax Liability for a prior tax year relates to a former Member, the Board (or the Tax Matters Member, in consultation with the Board) may require a former Member to indemnify the Company for its allocable portion of such tax.  Each Member acknowledges that, notwithstanding the Transfer or withdrawal of all or any portion of its interest in the Company, pursuant to this Section 6.16, it may remain liable for Tax Liabilities with respect to its allocable share of income and gain of the Company for the Company’s tax years (or portions thereof) prior to such Transfer or withdrawal, as applicable, under the Subchapter C of Chapter 63 of the Code or any similar state or local provisions.  Any Tax Liability that is payable by the Company shall, to the extent attributable to a Member (or a former Member’s) interest in the Company, be treated as distributed or otherwise paid to such Member in the same manner as a withholding tax.  The Members acknowledge and agree that the Board and/or the Tax Matters Member shall be permitted to take any actions to avoid Tax Liability being imposed on the Company or any of its subsidiaries or portfolio companies under Subchapter C of Chapter 63 of the Code.  Each Member agrees that, notwithstanding the Transfer of all or any portion of its interest in the Company, if requested by the Board, it shall provide the appropriate Internal Revenue Service Form W-9 or any other certificate or documentation, which, the Board reasonably determines, is necessary.

(c)      No Member shall take any position on any tax return that is inconsistent with a Form 1065, Schedule K-1 it receives from the Company for the relevant tax year (or with the treatment of any item on any statement of such Member’s share of any adjustment to income, gain, loss or deduction furnished to such Member by the Company in accordance with Section 6226 of the Code.

(d)      Each Member’s obligation to comply with the requirements of this Section 6.16 shall survive such Member’s ceasing to be a Member of the Company, the termination, dissolution, liquidation or winding up of the Company, and/or the termination of this Agreement.

ARTICLE 7
TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS

Section 7.1 Transfers by Members.

(a)     Subject to the requirements of this Article 7, the Entire Interest of a Member may be Transferred with Prior Board Approval. Notwithstanding the foregoing, without Prior Board Approval, (i) any Member may Transfer its Entire Interest to an Affiliate of such Member, if the transferor remains liable for its Capital Commitment (such Transfer, a “Permitted Affiliate Transfer”) and (ii) any Member may make a transfer in accordance with Section 7.1(g) or Section 8.3(e), in each case if such Transfer is otherwise in accordance with the requirements of this Article 7.

(b)     No Transfer by a Member shall be binding upon the Company until the Company receives an executed copy of such documentation as reasonably requested by the other Member to demonstrate that such Transfer is in accordance with this Article 7.

(c)     Any Person which acquires an interest in the Company by Transfer in accordance with the provisions of this Agreement shall be admitted as a substitute Member, provided the requirements of this Agreement are satisfied. The admission of a transferee as a substitute Member shall be conditioned upon the transferee’s written assumption, in form and substance reasonably satisfactory to the other Member, of all obligations of the transferor in respect of the Transferred interest and execution of an instrument reasonably satisfactory to the other Member whereby such transferee becomes a party to this Agreement. Any transferee of the interest of a Member, irrespective of whether such transferee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such Transfer to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its transferor.

(d)      The Capital Contribution of a Member that is an assignee of all or a portion of an equity interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the Entire Interest of the assignor).

(e)     In the event any Member shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening, become a transferee of such Member’s interest, subject to all of the terms of this Agreement as then in effect.

(f)     As additional conditions to the validity of any Transfer of a Member’s interest, such assignment shall not:

(i)          violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(ii)         cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”);

(iii)        result in the Company having more than ninety (90) members;

(iv)        cause the termination (unless only for tax purposes under Section 708(b)(1)(B) of the Code) or dissolution of the Company;

(v)         cause the Company to be treated as a “publicly traded partnership” subject to tax as a corporation within the meaning of Section 7704 of the Code;

(vi)        unless the other Member waives in writing the application of this clause (vi) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an employment benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time; or

(vii)         cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable law.

The non-Transferring Member may require reasonable evidence as to the foregoing, including an opinion of counsel reasonably acceptable to the non-Transferring Member. Any purported Transfer as to which the conditions set forth in clauses (i) through (vii) are not satisfied shall be void ab initio. A Transferring Member shall be responsible for all costs and expenses incurred by the Company, including reasonable legal fees and expenses, in connection with any assignment or proposed assignment.

(g)     Except for Permitted Affiliate Transfers, each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first offer to purchase or designate a third party to purchase all, but not less than all, of any interest in the Company that such other Member may propose to Transfer to another Person at the valuation most recently approved in accordance with Section 9.5.

(i)          The Member proposing to make a Transfer that would be subject to this Section 7.1(g) must deliver written notice of its intention to Transfer such interest (the “Notice of Intent”) to the other Member not later than twenty (20) business days prior to the proposed closing date of such Transfer. Such Notice of Intent shall contain the material terms and conditions of the proposed Transfer and shall identify the proposed transferee of such interest, if known.

(ii)         The Member receiving the Notice of Intent shall have the right, for a period of fifteen (15) business days from the date of receipt of the Notice of Intent (the “Acceptance Period”), to accept the interest or to designate a third-party purchaser to accept such interest at the valuation most recently approved in accordance with Section 9.5 and on the terms stated in the Notice of Intent. Such acceptance shall be made by delivering a written notice to the selling Member and the Company within the Acceptance Period stating that it elects to exercise its right of first offer and, if applicable, providing the identity of any Person that the non-transferring Member designates as the purchaser.

(iii)        Following expiration of the Acceptance Period, the selling Member shall be free to sell its interest in the Company to a third party in a Transfer that otherwise meets the requirements of this Section 7.1 on terms and conditions it deems acceptable (but at a price not less than the price and on terms not more favorable to the purchaser thereof than the price and terms stated in the Notice of Intent); provided that such sale takes place within twenty (20) business days after the expiration of the Acceptance Period (the “Sale Period”). To the extent the selling Member Transfers its interest in the Company during the Sale Period, the selling Member shall promptly notify the Company, and the Company shall promptly notify the other Member, as to the terms of such Transfer and the name of the owner(s) to whom the interest was Transferred. If no such sale occurs during the Sale Period, any attempted Transfer of such interest shall again be subject to the right of first offer set forth in this Section 7.1(g) and such procedures shall be repeated de novo.

Section 7.2 Withdrawal by Members.  Members may withdraw from the Company only as provided by this Agreement.

(a)     Notwithstanding any provision contained herein to the contrary, if a Member shall obtain an opinion of counsel to the effect that, as a result of the other Member’s ownership of an interest in the Company, the Company would be required to register as an investment company under the 1940 Act, such other Member shall, upon written notice from such first Member, withdraw from or reduce (in accordance with the provisions of clause (c) below) its interest in the Company (including its Capital Commitment) to the extent such first Member has determined, based upon such opinion of counsel, to be necessary in order for the Company not to be required to so register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.2(a), but in no event later than ten (10) business days after such request.

(b)     Notwithstanding any provision herein to the contrary, if a Member shall breach such Member’s obligations under Section 7.2(a), or if the other Member shall obtain an opinion of counsel to the effect that any contribution or payment by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that such Member is in violation of, any law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time and which violation would reasonably be expected to have a material adverse effect on the Company, such Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of Section 7.2(c). Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 7.2(b), but in no event later than ten (10) business days after such request.

(c)     If a Member partially withdraws its interest in the Company pursuant to this Section 7.2, it shall receive, in full payment for such withdrawn interest from first cash and cash equivalents available for distribution pursuant to Article 5, the sum of the portion of the Capital Account attributable to such withdrawn interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.5).  If a Member withdraws its entire interest in the Company pursuant to this Section 7.2, then the Company shall terminate as provided by Article 8.

ARTICLE 8
TERM, DISSOLUTION AND LIQUIDATION OF COMPANY

Section 8.1 Term.  Except as provided in Section 8.2, the Company shall continue without dissolution until all Investments are liquidated by the Company.

Section 8.2 Dissolution.  The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(a)     the expiration of the term of the Company determined pursuant to Section 8.1;

(b)     distribution of all assets of the Company;

(c)     (i) the full withdrawal of a Member of the Company pursuant to Section 7.2, or (ii) a bankruptcy, insolvency, dissolution or liquidation of a Member, or (iii) the making of an assignment for the benefit of creditors by a Member, or (iv) a default under Section 3.3 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 3.3, in each case of clauses (ii) through (iv) above at the election of the other Member by providing written notice of such election;

(d)     a determination by any regulatory agency to subject PFLT’s participation in the Company to an accounting or reporting treatment or other consequence which PFLT, in its sole discretion, determines to be materially adverse to it, a change in any accounting rule or guidance that would subject PFLT’s participation in the Company to an accounting treatment or other consequence which PFLT, in its sole discretion, determines to be materially adverse to it, or a change by any regulatory agency of any assent it may have granted regarding PFLT’s interest in the Company or the terms of such assent or its conclusions regarding the accounting or reporting treatment or other consequence which PFLT, in its sole discretion, determines to be materially adverse to it, in each case at the election of PFLT by providing written notice of such election to the other Member;

(e)      passage of the Small Business Credit Availability Act or any bill with similar effects on the business development company industry as those proposed as part of the Small Business Credit Availability Act;

(f)      the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 8.3, as modified by said decree, shall govern the winding up of the Company’s affairs; or

(g)      a written notice by a Member to the other Member to dissolve the Company, which notice shall become effective as stated therein but no less than ninety (90) days after delivery (unless the other Member waives such notification requirement).

Section 8.3 Wind-down.

(a)     Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Board in the same manner provided by Article 6 with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Sections 8.2(c) or 8.2(d), the Member that elects such dissolution and winding up (or in the case of a full withdrawal of a Member under Section 8.2(c), the non-withdrawing Member) may elect further, by written notice to the other Member, to exercise as liquidating agent all of the rights, powers and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Board would have during the term of the Company.

(b)     From and after the date on which an event set forth in Section 8.2 becomes effective, the Company shall cease to make Investments after that date, except for (i) Investments which the Company was committed to make in whole or in part (as evidenced by a commitment letter, term sheet or letter of intent, or definitive legal documents under which less than all advances have been made) on or before such effective date and (ii) at the election of the Board by Prior Board Approval. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital Commitment of the Members may continue to fund the allocable share of Investments in which the Company continues to participate (as set forth in the immediately preceding sentence), Expenses and all other obligations of the Company. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses and other obligations of the Company until all Investments in which the Company participates are repaid or otherwise disposed of in the normal course of the Company’s activities.

(c)     Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Prior Board Approval (or in the event of a dissolution and winding up of the Company pursuant to Sections 8.2(c), 8.2(d) or 8.2(e), by a Member that has elected to act as liquidating agent pursuant to Section 8.3(a)), to fund Investments in which the Company continues to participate (as set forth in the immediately preceding paragraph), Expenses and all other obligations (including contingent obligations) of the Company. Unless waived by Prior Board Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year. A Member shall remain a member of the Company until all Investments are repaid or otherwise disposed of, the Member’s allocable share of all Expenses and all other obligations (including contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement.

(d)     Upon dissolution of the Company, final allocations of all items of Profit and Loss shall be made in accordance with Section 4.2. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority:

(i)          To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including to establish any reasonable reserves which the Board may by Prior Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company;

(ii)         To creditors who are Members in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including to establish any reasonable reserves which the Board may by Prior Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company;

(iii)        To establish any reserves which the Board may by Prior Board Approval, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members; and

(iv)        The balance, if any, to the Members in accordance with Section 5.1(d).

(e)     Notwithstanding the foregoing, upon the occurrence of an event described in Sections 8.2(d) or 8.2(e), the Member that may elect a dissolution and winding up (or in the case of an event described in Section 8.2(c), the Member not subject to such event) (such Member, the “Electing Member”) may elect alternatively by written notice to the other Member, for a period of twenty (20) business days following the occurrence of such event, to purchase the other Member’s Entire Interest or designate a third party to effect such purchase (such election, the “Election to Purchase”). The purchase price for such Entire Interest shall be payable in cash within sixty (60) business days after the Election to Purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 9.5. Each Member hereby agrees to sell its Entire Interest to the Electing Member or the third party designated by the Electing Member at such price if the Election to Purchase is timely exercised by the Electing Member. If the Electing Member does not exercise the Election to Purchase within the 20-business day period set forth in this Section 8.3(e) or if the Electing Member or its third-party designee does not purchase the other Member’s Entire Interest within sixty (60) business days after the Election to Purchase is delivered to the other Member, then the Election to Purchase shall terminate and (i) in the case of an event described in Section 8.2(c), the other Member shall withdraw its Entire Interest pursuant to Section 7.2, and the Company shall terminate as provided by Article 8 or (ii) in the case of the occurrence of an event described in Section 8.2(d) or 8.2(e), the Electing Member shall retain the option to elect the dissolution of the Company pursuant to Section 8.2(c), 8.2(d) or 8.2(e), as applicable. After any purchase pursuant to an Election to Purchase, the other Member shall no longer be a member of the Company, and the Electing Member, or third party designee of the Electing Member that has consummated the purchase, may dissolve or continue the Company as it may determine.

(f)     In the event that an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 8.3 reveals that such Member received a distribution in excess of that to which such Member was entitled, the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.

(g)     Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 8.3, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

ARTICLE 9
ACCOUNTING, REPORTING AND VALUATION PROVISIONS

Section 9.1 Books and Accounts.

(a)     Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its interest in the Company.

(b)     All Company funds shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and securities owned by the Company may be deposited with such custodian, as may be designated by Board Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Board Approval from time to time.

Section 9.2 Financial Reports; Tax Return.

(a)     The Company shall engage an independent certified public accountant selected and approved by Board Approval to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year. As soon as practicable, but no later than seventy-five (75) days after the end of such fiscal year (other than clause (iii) which shall be no later than ninety (90) days after the end of such fiscal year), the Board shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.6, to each Member and to each former Member who withdrew during such fiscal year:

(i)          audited financial statements of the Company as of the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Prior Board Approval;

(ii)         a schedule of investments of the Company, including both the cost and the valuation of such securities as determined pursuant to Section 9.5, and a statement of such Member’s Capital Account;

(iii)        to the extent that the requisite information is then available, a Form 1065, Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account determined in accordance with Section 4.4 at the end of such fiscal year; and

(iv)        such other financial information and documents with respect to the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.

(b)     As soon as practicable, but in no event later than forty-five (45) days after the end of each fiscal year, the Board shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.6, to each Member the information and documents described in Section 9.2(a)(i), (ii) and (iv) above, in draft form and subject to completion of the audit for such fiscal year, to facilitate satisfaction of each Member’s annual reporting obligations.

(c)      The Members shall cause the Administrative Agent to prepare and timely file after the end of each tax year of the Company all federal and state income tax returns of the Company for such tax year. As soon as practicable, but no later than ninety (90) days after the end of each tax year of the Company, the Board shall cause the Administrative Agent to deliver, by any of the methods described in Section 10.6, to each Member and to each former Member who withdrew during such tax year, to the extent that the requisite information is then available, a Form 1065, Schedule K-1 for such Member with respect to such tax year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such tax year and the amount of such Member’s Capital Account determined in accordance with Section 4.4 at the end of such tax year.  For purposes of this Section 9.2, a Member’s distributive share of Company items of Profit or Loss shall mean an amount equal to such Member’s distributive share of the Company’s taxable income or loss for a tax year (or portion of such tax year), determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the corresponding adjustments required to be made to such Member’s Capital Account in accordance with the capital accounting maintenance rules of Section 704 of the Code and Treasury Regulations Sections 1.704-1 and 1.704-2, as appropriate

(d)     As soon as practicable, but in no event later than forty-five (45) days after the end of each of the first three fiscal quarters of a fiscal year, the Board shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 10.6, to each Member (i) unaudited financial information (to include a statement of assets and liabilities, statement of operations and statement of cash flows) with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of securities of the Company as to which such Member participates, including both the cost and the valuation of such securities as determined pursuant to Section 9.5, and (iii) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to comply with regulatory requirements applicable to it.

Section 9.3 Tax Elections.

(a)      The Company may, by Prior Board Approval, but shall not be required to, make any election pursuant to the provisions of Sections 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code.

(b)     In the event the Company is required, without an election under Section 754 of the Code, to adjust the basis of its assets pursuant to Section 734 or Section 743 of the Code, the Board shall, in complying with such requirements, interpret and apply this Agreement to effect the purposes of such required adjustments.

(c)      Each Member agrees to furnish to the Board such information as may be required for the Company to comply with any tax accounting, withholding or reporting obligations, including any obligation to make any mandatory basis adjustments to Company property pursuant to Section 754 of the Code

Section 9.4 Confidentiality.

(a)     Each Member agrees to maintain the confidentiality of the Company’s records, reports and affairs, and all information and materials furnished to such Member by the Company, PFLT, PFLT’s investment adviser, the Administrative Agent or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information respecting Portfolio Companies), without the express prior written consent of the disclosing party; provided that:

(i)          PFLT may disclose (1) any such information as may be required by law in connection with its filings with the SEC and (2) the names of borrowers of loans made by the Company and summaries of such loan transactions in any marketing materials of PFLT and its Affiliates; and

(ii)         any Member may provide financial statements, tax returns and other information contained therein: (1) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein; (2) to bona fide potential transferees of such Member’s Entire Interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company; (3) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief; (4) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; and (5) in order to enforce rights under this Agreement.

(b)     Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (i) information generally known to the public; (ii) information obtained by a Member from a third party who is not prohibited from disclosing the information; (iii) information in the possession of a Member prior to its disclosure by the Company, PFLT, PFLT’s investment adviser, the Administrative Agent or their Affiliates; or (iv) information which a Member can show by written documentation was developed independently of disclosure by the Company, PFLT, PFLT’s investment adviser, the Administrative Agent or their Affiliates. Without limitation to the foregoing, no party shall engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information.

(c)     To the extent permitted by applicable law, and notwithstanding the provisions of this Article 9, each of the Company, PFLT, PFLT’s investment adviser, the Administrative Agent or any of their Affiliates may, in its reasonable discretion, keep confidential from any Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Company or a Portfolio Company due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon the Company, PFLT, PFLT’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon the Company, PFLT, PFLT’s investment adviser, the Administrative Agent, any of its Affiliates or a Portfolio Company. Notwithstanding the foregoing, each of the Company, PFLT, the Administrative Agent or any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened Proceeding in connection with the activities or operations of the Company.

(d)     The Members: (i) acknowledge that the Company, PFLT, the Administrative Agent, its Affiliates, and their respective direct or indirect members, members, managers, officers, directors and employees are expected to acquire confidential third-party information that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Members; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Members.

Section 9.5 Valuation.

(a)     Valuations shall be made as of the end of each fiscal quarter and upon liquidation of the Company in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with PFLT’s valuation guidelines then in effect):

(i)          Within thirty (30) days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the Board a report as to the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the report.

(ii)         The recommended valuation as of such date shall be deemed final if (A) such valuation is approved by Prior Board Approval or (B) there is no objection by the Board to such valuation within ten (10) business days of the Board’s receipt of the Administrative Agent’s report.

(iii)        If there is an objection to the recommended valuation by the Board, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert (if not already made), and shall determine a valuation of such asset(s) consistent with the valuation as of such date by the approved valuation expert, and such valuation shall be final. For this purpose, a valuation of an asset as of such date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value or within the recommended range of values determined by the approved valuation expert as of such date. An approved valuation expert shall mean an independent valuation consultant that either has been approved by Prior Board Approval or has been referenced as the independent valuation consultant of the Company in a previous valuation report by the Administrative Agent without objection by any Director.

(iv)        Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(v)         No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b)     All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense.

ARTICLE 10
MISCELLANEOUS PROVISIONS

Section 10.1 Power of Attorney.

(a)     Each Member irrevocably constitutes and appoints the Administrative Agent the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:

(i)          Any certificate or other instrument (i) which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction, or (ii) which the Administrative Agent shall deem advisable to file; provided that no such certificate or instrument shall have the effect of amending this Agreement other than as permitted hereby;

(ii)         Any amendment or modification of any certificate or other instrument referred to in this Section 10.1; and

(iii)        Any agreement, document, certificate or other instrument which any Member is required to execute in connection with the termination of such Member’s interest in the Company and the withdrawal of such Member from the Company, or in connection with the reduction of such Member’s interest in the Company, in each case in accordance with the terms of this Agreement, which such Member has failed to execute and deliver within ten (10) days after written request by the other Member.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its interest in the Company; provided, however, that if a Member shall assign all of its interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution.

(b)     Each Member agrees to execute, upon five (5) business days’ prior written notice, a confirmatory or special power of attorney, containing the substantive provisions of this Section 10.1, in form satisfactory to the Administrative Agent.

Section 10.2 Governing Law; Jurisdiction; Jury Waiver.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. To the fullest extent permitted by law, in the event of any dispute or controversy arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the jurisdiction of the courts of the State of New York in the county of New York and of the U.S. District Court for the Southern District of New York.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.3 Certificate of Formation; Other Documents.  The Members agree to execute such instruments and documents as may be required by law or which a Member or the Board deems necessary or appropriate to carry out the intent of this Agreement.

Section 10.4 Force Majeure.  Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays, and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.

Section 10.5 Waivers.

(a)     No waiver of the provisions hereof shall be valid unless in writing and then only to the extent set forth in such writing. Any right or remedy of the Members hereunder may be waived by Prior Board Approval, and any such waiver shall be binding on all Members, other than situations where such rights or remedies are non-waivable under applicable law. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and the waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any other occasion.

(b)     Except as otherwise provided in this Agreement or for situations in which the approval or consent of all or certain Members is required by non-waivable provisions of applicable law, any approval or consent of the Members may be given by Prior Board Approval, and any such approval or consent shall be binding on all Members.

Section 10.6 Notices.  All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.3; and if intended for any Member, to the address of such Member set forth on the Member List, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, or (iii) if sent by electronic mail, overnight courier or facsimile transmission, on the date on which received; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section shall not prohibit the giving of written notice in any other manner; however, any such written notice shall be deemed given only when actually received.

Section 10.7 Construction.

(a)      The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

(b)      As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

(c)      The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d)      The words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation.”

(e)      The word “or” shall be disjunctive but not necessarily exclusive.

(f)      References in this Agreement to Articles, Sections and Schedules are intended to refer to Articles, Sections and Schedules of this Agreement unless otherwise specifically stated.

(g)      Unless otherwise specified, references herein to applicable statutes or other laws are references to the federal laws of the United States.

(h)      Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto.

Section 10.8 Amendments.  This Agreement may be amended at any time and from time to time by a written instrument executed by each Member.

Section 10.9 Legal Counsel.  Schedule C is incorporated by reference herein.

Section 10.10 Execution.  This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.

Section 10.11 Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 10.12 Severability.  If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

Section 10.13 Computation of Time.  In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “business day” shall refer to any day which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.

Section 10.14 Entire Agreement.  This Agreement and the Subscription Agreements constitute the entire agreement between the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof.

[Signatures appear on next page]

IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of the date first above written.

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur Penn
Name: Arthur Penn
Title: Chief Executive Officer

TRINITY UNIVERSAL INSURANCE COMPANY

By:	/s/ John Boschelli
Name: John Boschelli
Title: Assistant Treasurer

[Signature Page to PennantPark Senior Secured Loan Fund I LLC Limited Liability Company Agreement]